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                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
                               CODE OF ETHICS FOR
                PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

                  Approved and Adopted on: [ December 5, 2003 ]


I. COVERED OFFICERS/PURPOSE OF THE CODE

The Code of Ethics (the "CODE") of the Southeast Interactive Technology Fund I, LLC (the "FUND") applies to the Fund's Principal Executive Officer and Chief Financial Officer (the "COVERED OFFICERS," each of whom are set forth in Exhibit
A) for the purpose of promoting:

     o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the U.S. Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

     o compliance with applicable laws and governmental rules and regulations;

     o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     o    accountability for adherence to the Code.


Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Fund. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of his or her position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended ("INVESTMENT COMPANY ACT") and the Investment Advisers Act of 1940, as amended ("INVESTMENT ADVISERS ACT"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and certain of its service providers' compliance



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programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and its advisor, Southeast Venture Partners, LLC (the "ADVISOR"). As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund, or a Service Provider), be involved in establishing policies and implementing decisions that will have different effects on a Service Provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Fund and a Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board of Directors of the Fund (the "BOARD") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this Code or other codes of ethics.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must:

     o not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

     o not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund;

     o not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

     o report at least annually the information elicited in the Directors and Officers Questionnaire prepared for the Fund relating to potential conflicts of interest.


Each Covered Officer has the duty to disclose to the Compliance Officer (as set forth in Exhibit B) any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with the Fund or its affiliates and that does business with the Fund or that otherwise presents a possible


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conflict of interest. Disclosure must be timely so that the Fund may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that the Fund or its affiliates may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest. Therefore, the following procedures have been adopted.


There are some conflict of interest situations for which a Covered Officer may seek a waiver from a provision(s) of the Code. Waivers must be sought in accordance with the provisions of this Code. Examples of these include:

o Board Memberships. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to assume the position of director of a corporation not affiliated with the Fund. A report should be made by a Covered Officer to the Compliance Officer of any invitation to serve as a director of a corporation that is not an affiliate and the person must receive the approval of the Compliance Officer prior to accepting any such directorship. In the event that approval is given, the Compliance Officer shall immediately determine whether the corporation in question is to be placed on the Fund's Restricted List.

o "Other" Business Interests. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to act as an officer, general partner, consultant, agent, representative or employee of any business other than an affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an affiliate for the approval of the Compliance Officer prior to accepting any such position. In the event that approval is given, the Compliance Officer shall immediately determine whether the business in question is to be placed on the Fund's Restricted List.

o Gifts, Entertainment, Favors or Loans. Covered Officers are subject to the Advisor's, Administrator's or Distributor's policy on gifts, entertainment, favors and loans and should refer to such policy for guidance with respect to the limits on giving and receiving gifts/entertainment to and from third parties that do business with the Fund.

o Permissible Outside Activities. Covered Officers who, in the regular course of their duties relating to the Fund's private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so with the prior written approval of the Compliance Officer.

o Doing Business with the Fund. Except as approved by the Compliance Officer, Covered Officers may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving the Fund, subject to such exceptions as are specifically permitted under law.


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III. DISCLOSURE AND COMPLIANCE

Each Covered Officer:

     o should familiarize himself or herself with the disclosure requirements generally applicable to the Fund;

     o should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Trustees and auditors, governmental regulators or self-regulatory organizations;

     o should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Fund, the Advisor, and the Administrator, the Fund's administrator, and other Fund service providers, with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

     o has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.


IV. REPORTING AND ACCOUNTABILITY

Each Covered Officer shall:

     o upon adoption of the Code (or thereafter as applicable upon becoming a Covered Officer), affirm in writing on Appendix C hereto that the Covered Officer has received, read, and understands the Code;

     o annually thereafter affirm in Exhibit C hereto that the Covered Officer has complied with the requirements of the Code;

     o not retaliate against any other Covered Officer or employee of the Fund or their affiliated persons for reports of potential violations that are made in good faith; and

     o promptly report any knowledge of a material violation of this Code to the Compliance Officer. Failure to do so is itself a violation of the Code.

The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Fund/counsel to the members of the Board who are not "interested persons" of the Fund as that term is defined in Section 2(a)(19) of the Investment Company Act ("INDEPENDENT TRUSTEES"). Any approvals or waivers sought by and/or granted to a Covered Officer will be reported to the Board in accordance with this Code.



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The Compliance Officer may grant waivers to the Code in circumstances that present special hardship. Waivers shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the waiver. To request a waiver from the Code, the Covered Officer shall submit to the Compliance Officer a written request describing the transaction, activity or relationship for which a waiver is sought. The request shall briefly explain the reason for engaging in the transaction, activity or relationship. Notwithstanding the foregoing, no exception will be granted where such exception would result in a violation of SEC rules or other applicable laws.

The Compliance Officer shall document all waivers (including implicit waivers). If a waiver is granted, the Compliance Officer shall prepare a brief description of the nature of the waiver, the name of the Covered Officer and the date of the waiver so that this information may be disclosed in the next Form N-CSR to be filed on behalf of the Fund or posted on the Fund's internet website within five business days following the date of the waiver. All waivers must be reported to the Board at each quarterly meeting as set forth in this Code.

The Compliance Officer shall report any material violations of the Code to the Board for its consideration on a quarterly basis. At a minimum, the report shall:

     o    describe the violation under the Code and any sanctions imposed;

     o    identify and describe any waivers sought or granted under the Code;
          and

     o    identify any recommended changes to the Code.

V. SANCTIONS

Compliance by Covered Officers with the provisions of the Code is required. Covered Officers should be aware that in response to any violation, the Fund will take whatever action is deemed necessary under the circumstances, including, but not limited to, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, fines, disgorgement of profits, suspension or termination.

VI. OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Fund for purposes of
Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms thereunder that are applicable to registered investment companies. Insofar as other policies or procedures of the Fund, a Service Provider, or other service providers, govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and the Advisor's joint codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.


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VII. AMENDMENTS

The Covered Officers and the Compliance Officer may recommend amendments to the Code for the consideration and approval of the Board. In connection with any amendment to the Code, the Compliance Officer shall prepare a brief description of the amendment so that the necessary disclosure may be made with the next Form N-CSR to be filed on behalf of the Fund, or posted on the Fund's internet website within five business days following the date of the amendment.

VIII. CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board, the investment adviser and the Compliance Officer, and their respective counsels.

IX. INTERNAL USE

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

XI. RECORD-KEEPING

The Compliance Officer shall maintain all records, including any internal memoranda, relating to compliance with the Code or waivers of a provision(s) of the Code, for a period of 7 years from the end of the fiscal year in which such document was created, 2 years in an accessible place.



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                                    EXHIBIT A
                     PERSONS COVERED BY THIS CODE OF ETHICS


Norvell Miller, Managing Director

Steve Rakes, Principal Financial Officer








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                                    EXHIBIT B

      COMPLIANCE OFFICER(S) OF SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC

                                   STEVE RAKES




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                                    EXHIBIT C

      CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

                INITIAL AND ANNUAL COMPLIANCE CERTIFICATION WITH
      CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

STEVE RAKES I hereby certify that I have received the Southeast Interactive Technology Fund I, LLC Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "CODE") and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code's provisions to which I am subject.


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                                                        (Signature)



                                         Name:
                                              ----------------------------------
                                         Title/Department:
                                                          ----------------------
                                         Date:
                                              ----------------------------------


Received By (Name/Title):_____________________________________
Signature:____________________________________________________
Date:_________________________________________________________



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